Exhibit 99.1

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2012 RESULTS

•	Occupancy of 87.4%, Up 270 Basis Points from 1Q11

•	Same Store NOI Grew 6.7%, Driven by Leasing, Lower Costs Due to Favorable Winter

•	Retired $86.9 Million of Senior Notes Through April Tender Offer

•	Acquired a 390,000 Square-Foot Distribution Center in Central PA for $21.8 Million

•	1Q12 Asset Sales Totaled $20.1 Million Comprised of 0.7 Million Square Feet

•	Raised $18.0 Million of Common Equity Through “At The Market” Offering Program

CHICAGO, April 26, 2012 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for first quarter 2012. Diluted net (loss) available to common stockholders per share (EPS) was ($0.04) in the first quarter, compared to ($0.12) a year ago.

First Industrial’s first quarter FFO was $0.25 per share/unit on a diluted basis, compared to $0.21 per share/unit a year ago.

“Our team delivered year-over-year growth in operating results, highlighted by our same store net operating income increase of 6.7 percent on a cash basis,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our performance was driven by leasing gains and lower tenant concessions, as well as the benefit of lower operating costs due to the mild winter.”

Portfolio Performance for On Balance Sheet Properties – First Quarter 2012

•	In-service occupancy was 87.4% at the end of the quarter, compared to 87.9% at the end of the fourth quarter 2011, and 84.7% at the end of the first quarter of 2011.

•	Retained tenants in 59% of square footage up for renewal, impacted by a previously-disclosed 700,000 square-foot move-out.

•	Excluding lease termination fees, same property cash basis net operating income (NOI) increased 6.7%. Including lease termination fees, same property NOI increased 6.4%.

•	Rental rates decreased 4.6% on a cash basis; leasing costs were $2.49 per square foot.

< more >

Capital Markets Activities and Financial Position

In the first quarter, the Company:

•	Issued 1.5 million shares of its common stock at an average gross price of $12.03 per share through its “at-the-market” equity offering program generating approximately $18.0 million in net proceeds.

In the second quarter to date, the Company:

•	Retired $86.9 million of senior notes through its April tender offer comprised of:

•	$22.4 million of the 7.75% Senior Notes due 2032

•	$55.5 million of the 7.60% Notes due 2028

•	$9.0 million of the 6.42% Senior Notes due 2014

•	The Company expects to record a loss on retirement of debt related to the tender offer in the second quarter, which has been factored into its updated 2012 outlook discussed later in this release.

“We were pleased with the results of our tender offer which enabled us to retire higher cost debt,” said Scott Musil, chief financial officer. “Our capital strategy is focused on strengthening our balance sheet and reducing borrowing costs while funding select investments for growth.”

Investment and Divestment Activities

In the first quarter, the Company:

•	Completed the sale of three industrial properties on balance sheet totaling approximately 676,000 square feet for a total of $20.1 million.

•	Acquired its joint venture partner’s 85% interest in a 390,000 square-foot Class A distribution center in Central Pennsylvania for a total investment of $21.8 million at an in-place cap rate of 7.1%.

•

Completed the construction of its First Inland Logistics Center development, a 692,000 square-foot state-of-the-art distribution center in Southern California. Acquired a 9.3 acre parcel adjacent to the facility for $1.2 million which will enable expansion of up to approximately 400,000 square feet.

In the second quarter of 2012 to date, the Company:

•	Completed the sale of three industrial properties in the Detroit market totaling approximately 97,000 square feet for a total of $2.9 million.

Common Dividend Policy

First Industrial’s dividend policy is determined by our board of directors, and is dependent on multiple factors, including cash flow and capital expenditure requirements, as well as ensuring we meet the minimum distribution requirements set forth in the Code. We met these requirements in 2011.

Outlook for 2012

Mr. Duncan stated, “We continue to see solid leasing activity in the majority of our markets from larger companies as well as smaller local businesses. In an environment of moderate economic growth and limited new supply compared to historical levels, the industrial real estate market should continue to experience positive absorption.”

< more >

	Low End of Guidance for 2012 (Per share/unit)	High End of Guidance for 2012 (Per share/unit)
Net (Loss) Available to Common Stockholders	(0.39)	(0.29)
Add: Real Estate Depreciation/Amortization	1.35	1.35
Less: Gain from Sale of Depreciated Properties and Gain on Change of
Control of Interests YTD through 1Q12	(0.08)	(0.08)
Add: Impairment of Depreciated Real Estate through 1Q12	0.01	0.01

FFO (NAREIT Definition)	$0.89	$0.99

FFO Excluding Loss from Early Retirement of Debt	$0.96	$1.06

The following assumptions were used:

•	Average in-service occupancy of 87.5% to 89.0%.

•	Average same-store NOI of positive 2.5% to 4.5% for the full year, an increase of 0.5% at both ends of the range reflecting first quarter results.

•	JV FFO of approximately $0.8 million.

•	General and administrative expense of approximately $21.5 million to $22.5 million.

•	Guidance reflects the impact of the retirement of the $86.9 million of Senior Notes as a result of the tender offer completed in April.

•	Guidance for 2012 does not include the impact of:

•	any future debt repurchases prior to maturity, other than the tender offer mentioned above, or future debt issuances

•	any future property sales or investments

•	any future impairment gains or losses

•	any NAREIT compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 70.3 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

< more >

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and in the Company’s subsequent ‘34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, April 27, 2012 at 12:00 p.m. EDT (11:00 a.m. CDT). The conference call may be accessed by dialing (866) 542-2938 and entering reservation code 71592903. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

< more >

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31, 2012	March 31, 2011
Statement of Operations and Other Data:
Total Revenues	$83,086	$81,817

Property Expenses	(27,815)	(29,449)
General & Administrative	(5,617)	(5,269)
Restructuring Costs	—	(1,160)
Impairment of Real Estate	14	2,779
Depreciation of Corporate F,F&E	(300)	(405)
Depreciation and Amortization of Real Estate	(32,640)	(27,151)

Total Expenses	(66,358)	(60,655)

Interest Income	927	980
Interest Expense	(22,693)	(26,739)
Amortization of Deferred Financing Costs	(875)	(1,085)
Mark-to-Market Gain on Interest Rate Protection Agreements	124	44
Gain (Loss) from Retirement of Debt	1	(1,026)

Loss from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Benefit	(5,788)	(6,664)

Equity in Income of Joint Ventures (b)	91	36
Gain on Change in Control of Interests	776	—
Income Tax Benefit	91	78

Loss from Continuing Operations	(4,830)	(6,550)

Discontinued Operations:
Loss Attributable to Discontinued Operations	(314)	(1,128)
Gain on Sale of Real Estate	6,199	3,804
Provision for Income Taxes Allocable to Discontinued Operations	—	(509)

Income from Discontinued Operations	5,885	2,167

Income (Loss) Before Gain on Sale of Real Estate	1,055	(4,383)

Gain on Sale of Real Estate	—	—
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—

Net Income (Loss)	1,055	(4,383)

Net Loss Attributable to the Noncontrolling Interest	207	653

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	1,262	(3,730)

Preferred Dividends	(4,762)	(4,927)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(3,500)	$(8,657)

RECONCILIATION OF NET LOSS AVAILABLE TO
FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON
STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND FAD (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(3,500)	$(8,657)
Depreciation and Amortization of Real Estate	32,640	27,151
Depreciation and Amortization of Real Estate Included in Discontinued Operations	129	864
Impairment of Depreciated Real Estate	(14)	(2,184)
Impairment of Depreciated Real Estate Included in Discontinued Operations	1,260	2,727
Noncontrolling Interest	(207)	(653)
Depreciation and Amortization of Real Estate from Joint Ventures (b)	90	188
Gain on Change in Control of Interests	(776)	—
Non-NAREIT Compliant Gain	(6,199)	(3,804)
Non-NAREIT Compliant Gain from Joint Ventures (b)	(56)	—

Funds From Operations (NAREIT) (“FFO”) (c)	$23,367	$15,632
(Gain) Loss from Retirement of Debt	(1)	1,026
Restricted Stock Amortization	1,099	645
Amortization of Deferred Financing Costs	875	1,085
Depreciation of Corporate F,F&E	300	405
Impairment of Undepreciated Real Estate	—	(595)
Mark-to-Market Gain on Interest Rate Protection Agreements	(124)	(44)
Non-Incremental Capital Expenditures	(9,877)	(9,431)
Straight-Line Rent	(1,079)	(2,547)

Funds Available for Distribution (“FAD”) (c)	$14,560	$6,176

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31, 2012	March 31, 2011
RECONCILIATION OF NET LOSS AVAILABLE TO
FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON
STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (c) AND NOI (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(3,500)	$(8,657)
Interest Expense	22,693	26,739
Interest Expense Included in Discontinued Operations	—	63
Restructuring Costs	—	1,160
Depreciation and Amortization of Real Estate	32,640	27,151
Depreciation and Amortization of Real Estate Included in Discontinued Operations	129	864
Impairment of Depreciated Real Estate	(14)	(2,184)
Impairment of Depreciated Real Estate Included in Discontinued Operations	1,260	2,727
Impairment of Undepreciated Real Estate	—	(595)
Preferred Dividends	4,762	4,927
(Benefit) Provision for Income Taxes	(91)	431
Noncontrolling Interest	(207)	(653)
(Gain) Loss from Retirement of Debt	(1)	1,026
Amortization of Deferred Financing Costs	875	1,085
Depreciation of Corporate F,F&E	300	405
Depreciation and Amortization of Real Estate from Joint Ventures (b)	90	188
Gain on Change in Control of Interests	(776)	—
Non-NAREIT Compliant Gain	(6,199)	(3,804)
Non-NAREIT Compliant Gain from Joint Ventures (b)	(56)	—

EBITDA (c)	$51,905	$50,873

General and Administrative	5,617	5,269
Mark-to-Market Gain on Interest Rate Protection Agreements	(124)	(44)
FFO of Joint Ventures (c)	(201)	(534)

Net Operating Income (“NOI”) (c)	$57,197	$55,564

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE
TO NAREIT COMPLIANT ECONOMIC GAIN (c)

Gain on Sale of Real Estate	$—	$—
Gain on Sale of Real Estate included in Discontinued Operations	6,199	3,804
Non-NAREIT Compliant Gain	(6,199)	(3,804)

NAREIT Compliant Economic Gain (c)	$—	$—

Weighted Avg. Number of Shares/Units Outstanding - Basic/Diluted (a)	91,811	76,002
Weighted Avg. Number of Shares Outstanding - Basic/Diluted (a)	86,575	70,639

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$23,367	$15,632
- Basic/Diluted (a)	$0.25	$0.21

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(4,830)	$(6,550)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	541	805
Less: Preferred Dividends	(4,762)	(4,927)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(9,051)	$(10,672)
- Basic/Diluted (a)	$(0.10)	$(0.15)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(3,500)	$(8,657)
- Basic/Diluted (a)	$(0.04)	$(0.12)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,070,648	$2,640,358
Real Estate and Other Held For Sale, Net	31,988	359,421
Total Assets	2,640,706	2,704,016
Debt	1,442,321	1,618,198
Total Liabilities	1,553,003	1,720,235
Total Equity	$1,087,703	$983,781

a) In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in computing per share amounts for items included on the Statement of Operations, including FFO and FAD.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three months ended March 31, 2012 and March 31, 2011, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.

b) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT compliant gain (loss).

c) Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and funds available for distribution (“FAD”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

From January 1, 2009 until September 30, 2011, the Company calculated FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT compliant gain (loss) in accordance with NAREIT’s definition of FFO. In the fourth quarter of 2011, NAREIT modified its definition of FFO to exclude impairment write downs of depreciable real estate from FFO. Beginning in the fourth quarter of 2011, the Company adopted NAREIT’s updated FFO definition. The Company restated FFO for the three months ended March 31, 2011 in accordance with NAREIT’s updated FFO definition. The impact of this change was to increase FFO by $543 or $0.01 per share for the three months ended March 31, 2011.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2012, include all properties owned prior to January 1, 2011 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2011 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended March 31, 2012 and March 31, 2011, NOI was $57,197 and $55,564, respectively; NOI of properties not in the Same Store Pool was $915 and $1,144, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $1,181 and $2,655, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI